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                                                                   EXHIBIT 10.14


                          TRANSKARYOTIC THERAPIES, INC.

                          1993 NON-EMPLOYEE DIRECTORS'
                                STOCK OPTION PLAN
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                          TRANSKARYOTIC THERAPIES, INC.

                          1993 NON-EMPLOYEE DIRECTORS'
                                STOCK OPTION PLAN


1. PURPOSE..................................................................  3

2. DEFINITIONS..............................................................  3

3. TERM OF THE PLAN.........................................................  4

4. STOCK SUBJECT TO THE PLAN................................................  4

5. ADMINISTRATION...........................................................  4

6. ELIGIBILITY..............................................................  5

7. TERMS OF OPTION GRANTS...................................................  5

8. RESTRICTIONS ON ISSUANCE OF SHARES.......................................  5

9. EFFECT OF CERTAIN TRANSACTIONS...........................................  6

10. TERMINATION AND AMENDMENT OF THE PLAN AND OPTIONS.......................  6

11. MISCELLANEOUS PROVISIONS................................................  6
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                          TRANSKARYOTIC THERAPIES, INC.

                          1993 NON-EMPLOYEE DIRECTORS'

                                STOCK OPTION PLAN


1.       PURPOSE

         The purpose of this Plan is to promote the interests of the Company and its shareholders by (i) attracting, retaining and motivating top caliber Directors; (ii) strengthening the mutuality of interest between Directors and the Company's shareholders; and (iii) enabling Directors to participate in the long-term success of the business.

2.       DEFINITIONS

         For the purposes of the Plan, the following terms shall have the meanings set forth below

         2.1. Affiliate means a parent or subsidiary corporation of the Company, as defined in Sections 424(e) and (f), respectively, of the Code.

         2.2. Board means the Board of Directors of the Company.

         2.3. Code means the federal Internal Revenue Code of 1986, as amended from time to time, or any statute successor thereto, and any regulations issued from time to time thereunder.

         2.4. Committee means a committee appointed by the Board, responsible for the administration of the Plan, as provided in Section 5 of the Plan. Members of the Committee shall be eligible to receive Options under the Plan if otherwise eligible. For any period during which no such committee is in existence all authority and responsibility assigned the Committee under the Plan shall be exercised, if at all, by the Board

         2.5. Company means Transkaryotic Therapies, Inc., a corporation organized under the laws of the State of Delaware.

         2.6. Disability means long-term disability as determined under rules and procedures identical to those that apply in the Company's long-term disability plan for employees then in effect.

         2.7. Eligible Director means a member of the Board who is eligible for grants under the Plan pursuant to the provisions of Section 6. 2.8. Fair Market Value means, as of any given
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date, the last reported sales price of the Stock as reported in The Wall Street
Journal for such date or, if either no such sale is reported or the Stock is not publicly traded on or as of such date, the fair market value of the Stock as determined by the Committee in good faith based on the available facts and circumstances at the time.

         2.8. Fair Market Value means, as of any given date, the last reported sales price of the Stock as reported in The Wall Street Journal for such date or, if either no such sale is reported or the Stock is not publicly traded on or as of such date, the fair market value of the Stock as determined by the Committee in good faith based on the available facts and circumstances at the time.

         2.9. Option means an option to purchase shares of Stock granted under the Plan.

         2.10. Option Agreement means an agreement evidencing the grant of an Option under the Plan, in such form as the Committee may prescribe.

         2.11. Participant means an Eligible Director to whom an Option shall have been granted under the Plan.

         2.12. Plan means this 1993 Non-Employee Directors Stock Option Plan of the Company, as amended from time to time.

         2.13. Retirement means cessation of active service as a member of the Board at or after the normal retirement date specified in the Company's pension or other deferred compensation plan applicable generally to employees of the Company.

         2.14. Stock means Common Stock, par value S.01 per share, of the Company.

         2.15. Vesting Period means the three-year period commencing on the date of an Option grant, over which period shares subject to such Option shall become fully vested and available for purchase by exercise of the Option, as follows:

               (a) one-third on the first anniversary of grant;

               (b) one-third on the second anniversary of the grant; and

               (c) one-third on the third anniversary of the grant.

         2.16. Vested Shares, as of any date, means those shares of Stock available at that date for purchase by exercise of the Option, as determined by application of the Vesting Period for such Option.

3.       TERM OF THE PLAN

         Unless the Plan shall have been earlier terminated by the Board, Options may be granted hereunder at any time in the period commencing on the approval of the Plan by the Board and
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ending on the tenth anniversary of the earlier of the adoption of the Plan by the Board or approval of the Plan by the Company's shareholders. Options granted pursuant to the Plan within such period shall not expire solely by reason of the termination of the Plan.

 4.      STOCK SUBJECT TO THE PLAN

         4.1. Aggregate Limit on Options. At no time shall the number of shares of Stock issued pursuant to or subject to Options granted under the Plan exceed 180,000 shares, subject, however, to the provisions of Section 4.2 below. Such shares may be either authorized but unissued shares or shares held by the Company in its treasury. The Company shall at all times reserve and make available in sufficient number of shares to meet the requirements of the Plan, provided that following termination of the Plan the number of shares reserved need not exceed the number of shares issuable under Options outstanding from time to time thereafter.


         4.2. Adjustment for Corporate Transactions. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the Stock, such substitution or adjustment shall be made in the character and aggregate number of shares reserved for issuance under the Plan, and in the number and option price of shares subject to outstanding Options, as may be determined to be appropriate by the Committee, provided that the number of shares subject to any Option shall always be a whole number.

5.       ADMINISTRATION

         The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to resolve all disputes arising under the Plan, and to make all other determinations necessary or advisable for the administration of the Plan; provided, however, that the Committee shall have no discretionary authority over the persons entitled to receive the Options, or the terms and conditions thereof The Committee's determinations shall be conclusive, final and binding upon all persons having or claiming any interest in the Plan or in any Option pursuant to the Plan.

6.       ELIGIBILITY

         Only members of the Board who (a) are not employees of the Company, or of any subsidiary, affiliate or five or more percent shareholder of the Company and (b) do not own or hold any Stock which was purchased prior to the Board's approval of the Plan and remains at the time the Director is being considered for eligibility hereunder for any specific grant subject to substantial risk of forfeiture under an agreement entered into with the Company are eligible to receive grants of Options under the Plan. Any member of the Board to whom Options have been granted and who thereafter becomes an employee of the Company or of any subsidiary or affiliate of the Company shall cease to be eligible for any further Option grants under this Plan while an employee, but shall not, by reason of becoming an employee, cease to be eligible to retain Options previously granted under the Plan.
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7.       TERMS OF OPTION GRANTS

         Options under the Plan shall be granted on the following terms:

         7.1. Timing of Awards. During the term of the Plan, each Eligible Director shall receive an Option grant on the first business day immediately following the annual meeting of stockholders of the Company (or special meeting or written consent in lieu thereof).

         7.2. Option Grant. Each Option grant shall consist of an Option to acquire in aggregate 5,250 shares of Stock and shall be exercisable at a price equal to the Fair Market Value of the Stock at the time of the grant No Option granted hereunder is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

         7.3. Exercise of Option. An Option may be exercised to the extent of the Vested Shares thereunder at any time and from time to time during their respective terms by giving written notice of exercise to the Company, in the manner set out in Section 11.4, specifying the number of Vested Shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by certified or bank check, or such other instrument as the Committee may accept. Payment in full or in part for such exercise may also be made with unrestricted Stock already owned by the Participant Such unrestricted Stock shall be priced at their Fair Market Value on the date of exercise.

         If payment of the Option exercise price of a Stock Option is made in whole or in part in the form of unrestricted Stock already owned by the Participant, such Stock must have been owned by the Participant for a period of not less than six (6) months prior to the date of exercise.

         No Stock will be issued under the Plan until full payment for such shares has been received by the Company. No Eligible Director exercising an Option shall be considered a shareholder with respect to the Vested Shares so acquired until a certificate for the same shall have been delivered to the Director.

         7.4. Option Term. The term of each Stock Option shall be than ten years, subject to Section 7.7 below. No Stock Option may be exercised by any person after expiration of the term of the Option.

         7.5. Transferability. No Stock Option shall be transferable by the optionee other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

         7.6. Option Agreement. The prospective recipient of an Option Grant shall not have any rights with respect to such Options to be granted unless, within 30 days of the date of the Option Grant, such recipient delivers an executed copy of the Option Agreement to the Company, and complies with the applicable terms and conditions of the Option Agreement.
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         7.7. Accelerated Vesting and Forfeiture. Notwithstanding anything to the contrary in this Plan:

               (a) Death, Retirement, etc. In the event a Participant ceases to be a member of the Board on account of death, Disability, or Retirement, all shares available under any Option theretofore granted to that Participant under this Plan shall automatically become Vested Shares and such Option shall remain exercisable for the lesser of three years or the remaining term of the Option.

               (b) Other Termination. In the event a Participant ceases to be a member of the Board for reasons other than as described (a) above, any Option granted to the Participant under this Plan shall remain exercisable for the lesser of ninety (90) days from the date of such event or the remaining term of the Option but only to the extent of the number of Vested Shares under such Option as of the date of such cessation of service for which such Option had not previously been exercised. All shares of Stock subject to the Option which are not then Vested Shares shall thereafter cease to be available under the Option and shall be forfeited by Participant.

8.       RESTRICTIONS ON ISSUANCE OF SHARES

         8.1. Securities Laws. Notwithstanding any other provision of the Plan, if, at any time, in ) the reasonable opinion of the Company the issuance of shares of Stock covered by any option granted under the Plan may constitute a violation of law, then the Company may delay such issuance and the delivery of a certificate for such shares until (i) approval shall have been obtained from such governmental agencies, other than the Securities and Exchange Commission, as may be required under any applicable law, rule, or regulation; and (ii) in the case where such issuance would constitute a violation of a law administered by or a regulation of the Securities and Exchange Commission, one of the following conditions shall have been satisfied:

         (a) the shares with respect to which such Option has been exercised are at the time of the issue of such shares effectively registered under the Securities Act of 1933, as amended (the "Securities Act"); or

         (b) a no-action letter in form and substance reasonably satisfactory to the Company with respect to the issuance of such shares shall have been obtained by the Company from the Securities and Exchange Commission.

         The Company shall make all reasonable efforts to bring about the occurrence of said events.

         8.2. Investment Representation. Unless the shares to be issued in connection with any Option granted under the Plan have been effectively registered under the Securities Act, the Company shall be under no obligation to issue any shares covered by such Option unless the person to acquire such shares shall give a written representation to the Company which is satisfactory in form and substance to its counsel and upon which the Company may reasonably rely, that he or she is acquiring the shares issued pursuant to such exercise of the Option as an investment and not with a view to, or for sale in connection with, the distribution of any such
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shares.

         8.3. Placement of Legends; Stop Orders, etc. Each share of Stock issued pursuant to an Option granted under this Plan may bear a reference to the investment representation made in accordance with Section 8.2 in addition to any other applicable restriction under the Plan, and the terms of the Option and, if applicable, to the fact that no registration statement has been filed with the Securities and Exchange Commission in respect to said Stock. All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         8.4. Registration. If the Company shall deem it necessary or desirable to register under the Securities Act or other applicable statutes any shares with respect to which an Option shall have been granted, or to qualify any such shares for exemption from the Securities Act or other applicable statutes, then the Company shall take such action at its own expense. The Company may require from each Participant, and each holder of shares of Stock acquired pursuant an Option granted under the Plan, such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its officers and directors from such holder against all losses, claims, damage and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements herein not misleading in the light of the circumstances under which they were made.

         8.5. Applicability of Shareholders Agreement. Whenever shares are to be issued pursuant to an Option granted hereunder, the Company shall have the right to require the Participant to execute and deliver and otherwise become a party to the Shareholders Agreement in respect of such shares.

9.       EFFECT OF CERTAIN TRANSACTIONS

         9.1. Liquidation or Dissolution of the Company. In the event of a proposed dissolution or liquidation of the Company, each outstanding Option granted hereunder shall terminate on consummation of such action but for the twenty (20) day period preceding such action each Optionee shall have the right to exercise his Option as to all or any part of the shares of Stock covered by an Option, including shares of Stock as to which the Option would not otherwise be exercisable (but not any shares of Stock previously forfeited).

         9.2. Sale of Assets, Merger or Consolidation. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger or consolidation of the Company with or into another corporation in a transaction in which the Company does not survive, but for the twenty (20) day period preceding such action each Optionee shall have the right to exercise his Option as to all or any part of the shares of Stock covered by an Option, including
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shares of Stock as to which the Option would not otherwise be exercisable (but not any shares of Stock previously forfeited).

10.      TERMINATION AND AMENDMENT OF THE PLAN AND OPTIONS

         The Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable; provided, however, that the Board may not, without approval of the shareholders of the Company, increase the maximum number of shares of Stock purchasable under the Plan, change the description of the individuals eligible to receive Options or materially increase the benefits accruing to Participants hereunder; and provided, further, however, that no amendment of any provision of the Plan governing the amount of Stock and price under, and timing of, grants of Options pursuant to the Plan (or of any other provision of the Plan to the extent a limitation on amendments is required to preserve the status of Eligible Directors as "disinterested" persons under Rule 16b-3 as promulgated by the Securities Exchange Commission under the Securities Exchange Act of 1934) shall be made more frequently than once in any six month period, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act of 1974, or the rules thereunder. No termination or amendment of the Plan may, without the consent of the Participant to whom any Option shall theretofore have been granted, adversely affect the rights of such Participant under such Option.

11.      MISCELLANEOUS PROVISIONS

         11.1. Adoption of Other Plans. Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or Ma . applicable only in specific cases.

         11.2. Tax Withholding. No later than the date as of which an amount first becomes includable in the gross income of the Participant for federal income tax purposes with respect to any Option, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, or local taxes of any kind required by law to be withheld (whether so required to secure an otherwise available tax deduction or otherwise) with respect to such amount. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company shalL to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

         11.3. No Special Employment or Other Rights. Nothing contained in the Plan or in any Option shall confer upon any Participant any right with respect to the continuation of his or her association with the Company.

         11.4. Notices and Other Communications. All notices and other communications required or permitted under the Plan shall be effective if in writing and if delivered or sent by certified or registered mail, return receipt requested (a) if to the Participant, at his or her residence address last filed with the Company, and (b) if to the Company, at 195 Albany Street, Cambridge, MA 02139 Attention: Treasurer or to such other persons or addresses as the
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Participant or the Company may specify by a written notice to the other from time to time.

         11.5. Governing Law. The Plan and all Options and actions taken thereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to the conflict of laws principles thereof

                           Date of Board Approval: June 16, 1993

                           Date of Shareholder Approval: June 24, 1993
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                                    EXHIBIT A

                               ACCELERATED VESTING

         This Exhibit A provides for accelerated vesting of shares under the Option prior to the 10th anniversary of the grant of this Option (which is the date all shares covered by this Option will vest absent acceleration as provided herein or as provided by the Company's Board of Directors (or a committee thereof) pursuant to this option). As specifically set forth below. in the event the Company realizes a valuation in a public offering or acquisition context, which realized valuation exceeds a base target Company valuation applicable at that time, these accelerated vesting provisions are intended to provide the optionee with the immediate ability to exercise the Option for some portion or all of the underlying option shares.

         1. DEFINED TERMS.

         For the purposes of this Exhibit A, the following terms shad have the following meanings:

         (a) "Acceleration Event": an Acquisition or an IPO.

         (b) "Acquisition": the closing of a merger or consolidation of the Company with or into any other entity in which the Company or the stockholders of the Company (prior to the merger or consolidation) will not own immediately after the merger or consolidation securities having more than fifty percent (50%) of the outstanding voting power of the surviving corporation's capital stock, or the sale of all or substantially all of the assets of the Company. In the event that material assets, but less than an or substantially an of the assets, of the Company are sold, the Company's Board of Directors (or a committee thereof) shad in good faith consider the appropriateness of providing accelerated vesting of some or an of the shares covered by this Option.

         (c) "Initial Public Offering" ("IPO"): the closing of an initial public offering and sale by the Company of shares of its capital stock pursuant to an effective registration statement filed with the Securities and Exchange Commission. For purposes of making fair market valuation determinations hereunder, the value shad be that set as of the close of trading on the last business day Preceding the closing of the IPO (said closing date typically occurring 5 business days after the commencement of public trading in the issuer's securities).

         (d) "Acceleration Event Per Share Price" ("Per Share Price"): (i) In connection with an IPO or any annual anniversary thereof and at the time any determination is taking place, Per Share Price shad be equal to the fair market value per share of Common Stock of the Company, determined as follows:

         (i) The average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or
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         (ii)   the last reported sale price (on that date) of the Common Stock on the NASDAQ National Market List, if the Common Stock is not then traded on a national securities exchange; or

         (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ National Market List.

         (iv) In connection with an Acquisition and at the time any determination is taking place, Per Share Price shall be equal to the sum of the cash consideration and the fair market value of any other consideration (as determined by the Company's Board of Directors (or a committee thereof)) payable by the purchaser in respect of a single share of Common Stock or common 'stock equivalent of the Company upon the closing of such Acquisition. The value of any consideration to be received following the closing of the Acquisition shall be accounted for as provided in Paragraph 5 below.


2.       SHARES SUBJECT TO ACCELERATED VESTING.

         (A) At the time any determination of accelerated vesting is taking place under Paragraph 3 or 4 below, this Option will become immediately exercisable for % of the number of shares (rounded to the nearest whole share, with .5 being rounded up) as set forth on the Accelerated Vesting Schedule attached as Schedule A-1 hereto (i) under the column dated the first day of the calendar quarter in which the date of the event causing the determination of accelerated vesting hereunder occurs, and (in) opposite the applicable per share price, subject to the remainder of this Paragraph 2(a). In the event that the actual Per Share Price for an Acquisition, an LPO or the anniversary of an IPO falls between t vie prices listed on Schedule A-I, then the following averaging mechanism shad apply. In the event the Per Share Price is a price fazing between two stated prices on the table contained on Schedule A-1, a rounding shad be computed such that this Option win then be immediately exercisable for _______% of a number of shares equal to the sum of: (A)the number of shares set forth on Schedule A-1 under the applicable column and opposite the next lowest per share price, and

         (B) the result obtained by subtracting (1) the number of shares set forth on Schedule A-1 under the applicable column and opposite the next lowest per share price from (2) the number of shares set forth on Schedule A-1 under the applicable column and opposite the next highest per share price, and then multiplying the result of such subtraction by (3) a fraction, the numerator of which is the Per Share Price minus the next lowest per share price set forth on Schedule A-1 under the applicable column, and the denominator of which is the next highest per share price minus the next lowest per share price as set forth in each case on Schedule A-1 under the applicable column (such number of shares rounded to the nearest whole share, with .5 being rounded up).
(b) The per share prices and numbers of shares set forth on the Accelerated Vesting Schedule shall be equitably adjusted by the Company's Board of Directors (or a committee thereof) for stock splits, stock dividends and the like affecting the number of shares of outstanding Common

Stock issued and outstanding and reserved for issuance.

3.       OPTION VESTING ON INITIAL ACCELERATION EVENT.

         If the Optionee has continued to maintain a Business Relationship with the Company at the time of an Acceleration Event, then the Optionee may, upon the occurrence of the Acceleration Event, exercise this option for a number of shares determined in accordance with Paragraph 2.

4.       ACCELERATION ON ANNIVERSARY OF IPO.

         If the Acceleration Event is an IPO and the optional has continued to maintain a Business Relationship with the Company at the time of any twelve-month anniversary of the Acceleration Event, this option shad become exercisable on each such anniversary for an additional number of shares determined by subtracting (A) the number of shares previously vested under this Exhibit A from (B) a number of shares determined in accordance with Paragraph 2 at the time such anniversary occurs, determining Per Share Price for the purposes of this clause (B) as of such anniversary date.

5.       SUBSTITUTE BENEFIT ON ACQUISITION EARN-OUT.

         In the event of an Acquisition, no further vesting of shares shall occur hereunder after the initial vesting of shares on the date of the Acquisition. In lieu of such additional vesting, and whether or not the optionee continues to be involved in a Business Relationship with the Company or any successor entity, the holder of this Option shall be entitled to participate in any consideration payable after the closing of the Acquisition as follows. In the event the holders of Common Stock receive additional consideration ("Earn-Out Payments") paid after the closing of the Acquisition as a result of earn-outs or other future or contingent payments in connection therewith (other than the consideration included in Per Share Price at the time of the Acquisition), the Company's Board of Directors (or a committee thereof) shall provide for payments of a portion of such Earn-Out Payments to the holder of this option equal to the fair market value of the additional shares which would have vested under this option as of the closing of the Acquisition, net of the applicable exercise price, had such Earn-Out Payments been made as of the closing of the Acquisition and included in Per Share Price. Such payments shall be made at the times when holders of Common Stock of the Company (as of the closing of the Acquisition) receive payments subsequent to the closing date. The Company's Board of Directors (or a committee thereof) shall determine the amount and timing of such substituted payment in a manner it deems equitable in order to provide the holder of this Option with the benefits intended hereunder.

6. MAXIMUM NUMBER OF SHARES. In no event shall the total number of shares which become exercisable under this Exhibit A exceed the total number of shares for which this Option has been granted (subject to adjustment as provided in paragraph 2(d)).